Exhibit 99.1

Cycurion Reports First Quarter 2026 Results
Delivers 900 Basis Point Gross Margin Expansion, Net Loss Cut 51% and $21 to $22 Million Annual Revenue Visibility Turnaround Momentum
McLean, Virginia., May 14, 2026. (GLOBE NEWSWIRE) -- Cycurion, Inc. (NASDAQ: CYCU) ("Cycurion" or the "Company"), a leader in AI-driven cybersecurity and national security solutions with trusted relationships across the U.S. Government, numerous leading corporations, and high-profile individuals across all industries, announced today results for the first quarter ended March 31, 2026.
"The first quarter of 2026 marks a clear inflection point in our transformation," said Kevin Kelly, Chairman and Chief Executive Officer of Cycurion. "We nearly doubled gross margins, significantly reduced operating expenses and executed binding agreements to acquire Halo Privacy and HavenX, which adds approximately $7 million in annualized contracted revenues at approximately 55% gross margin once the deal closes. Combined with our existing contracted backlog, which we expect to deliver approximately $15 million to $17 million in annual revenue, the addition of Halo Privacy and HavenX will increase our contracted backlog we estimate to convert to revenue in a one year period to approximately $21 million to $22 million. We are executing with discipline - exiting lower margin legacy work, reducing costs and reinvesting in our AI-driven platforms. I am confident in our path to profitability and long-term shareholder value."
Highlights of First Quarter 2026 as Compared to Fourth Quarter 2025
•Revenue of $3.3 million, which reflects the planned wind-down of certain legacy contracts ahead of the ramp of higher-margin replacement work.
•Gross margin expanded 900 basis points to 21.1% from 12.1%, nearly doubling as a result of a deliberate shift to higher-margin contracts and disciplined cost management.
•Selling, general and administrative expenses decreased $1.3 million, or 31.6%, to $2.7 million.
•Net loss improved 51.5% to $2.6 million from $5.3 million.
•EBITDA loss improved 60.2% to $1.9 million from $4.9 million.
Strategic and Operational Momentum
•Halo Privacy and HavenX Acquisition (Binding Agreement May 2026): Adds approximately $7 million in estimated annualized contracted revenue with a gross margin of approximately 55%. Brings industry-leading secure communications technology (including the Halo Link app) and elite digital investigations/attribution capabilities (HavenX), expanding Cycurion's presence in high-growth markets.
•Robust Contract Backlog: Consistent with prior disclosures, the Company's $112 million contracted backlog is expected to realize approximately $15 million – $17 million over the next twelve months, which the addition of Halo Privacy and HavenX upon closing, this expectation increases to approximately $21 million – $22 million over a one yer period.
•Cost Reduction Initiatives: Organizational realignment on track to generate over $2.2 million in annualized savings, with meaningful benefits already reflected in first quarter of 2026 selling, general and administrative expenses.
•Acquisition Pipeline: Continued advancement of the revised Memorandum of Understanding to acquire Kustom Entertainment's Legacy Video Solutions segment (expected to add approximately $5.1 million in annual revenue and approximately $8 million in contracted backlog).

About Cycurion
Based in McLean, Virginia, Cycurion (NASDAQ: CYCU) is a forward-thinking provider of IT cybersecurity solutions and AI, committed to delivering secure, reliable, and innovative services to clients worldwide. Specializing in cybersecurity, program management, and business continuity, Cycurion harnesses its AI-enhanced ARx platform and expert team to empower clients and safeguard their operations. Along with its subsidiaries, Axxum Technologies LLC, Cloudburst Security LLC, and Cycurion Innovation, Inc., Cycurion serves government, healthcare, and corporate clients committed to securing the digital future. For more information, visit www.cycurion.com.
About Halo Privacy
Halo Privacy, with more than 10 years of expertise, develops cutting-edge, privacy-first secure communication tools engineered for the highest security standards, including the revolutionary Halo Link app.
About HavenX
HavenX is a leading digital investigations and attribution firm focused on cyber-harassment, defamation tracking, OSINT, IP geolocation, breach intelligence, and high-confidence threat actor identification.
Forward-Looking Statements
This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the operations and prospective growth of Cycurion's business.
Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Such statements include, but are not limited to, statements regarding the proposed transaction contemplated by the binding agreement, including the likelihood, timing, structure or consummation of the transaction; the anticipated benefits of the transaction; the acceleration of the Company's inorganic growth strategy; the continued execution on the Company's backlog; and other statements that are not historical facts, including statements which may be accompanied by words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential," and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Cycurion and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, risks related to customer performance and satisfaction, contract modifications, delays or terminations, and the Company’s ability to fulfill contractual obligations, the outcomes of the Company"s investigations, any potential legal proceedings, or the future performance of the Company's stock. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed by Cycurion with the U.S. Securities and Exchange Commission. Cycurion anticipates that subsequent events and developments may cause its plans, intentions, and expectations to change. Cycurion assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Cycurion's plans and expectations as of any subsequent date.
Cycurion Investor Relations:
(888) 341-6680
investors@cycurion.com
Cycurion Media Relations:
(888) 341-6680
media@cycurion.com

Quarterly Results of Operations and Non-GAAP Financial Measures
(Unaudited)

Quarterly Consolidated Results of Operations
	For the Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Revenue	$3,268,620	$3,542,644	$3,870,050
Cost of revenue	2,580,262	3,114,505	3,192,287
Gross profit	688,358	428,139	677,763
Gross margin	21.1%	12.1%	17.5%
Operating expenses:
Selling, general and administrative expenses	2,743,695	4,013,876	337,374
Stock compensation expenses	315,833	804,424	—
Business combination expenses	—	630,000	10,437,894
Total operating expenses	3,059,528	5,448,300	10,775,268
Operating loss	(2,371,170)	(5,020,161)	(10,097,505)
Interest income	14,236	25,768	—
Interest expense	(204,852)	(257,174)	(178,890)
Gain on debt settlement, net	—	(28,504)	141,653
Other expense	—	—	(113,744)
Other expense, net	(190,616)	(259,910)	(150,981)
Loss before income taxes	(2,561,786)	(5,280,071)	(10,248,486)
Provision for income tax	—	—	—
Net loss	(2,561,786)	(5,280,071)	(10,248,486)
Less: Net loss attributable to non-controlling interest	433,324	175,017	—
Net loss attributable to Cycurion	$(2,128,462)	$(5,105,054)	$(10,248,486)

Reconciliation of Net Loss to EBITDA (Non-GAAP) and Adjusted EBITDA (Non-GAAP)
	For the Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Net loss attributable to Cycurion	$(2,128,462)	$(5,105,054)	$(10,248,486)
Interest income	(14,236)	(25,768)	—
Interest expense	204,852	257,174	178,890
Other expense	—	—	113,744
Depreciation and amortization	1,187	7,665	74,892
EBITDA (Non-GAAP)	(1,936,659)	(4,865,983)	(9,880,960)
Loss on debt settlement, net	—	28,504	(141,653)
Transaction related expenses	—	630,000	10,437,894
Finance expense	—	—	100,000
Stock-based compensation	315,833	904,424	—
Adjusted EBITDA (Non-GAAP)	$(1,620,826)	$(3,303,055)	$515,281

CYCURION, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2026	December 31, 2025
Assets:
Cash and cash equivalents	$2,028,718	$5,255,235
Accounts receivable, net	3,336,047	2,687,479
Prepaid expenses and other current assets	106,934	60,133
Total current assets	5,471,699	8,002,847
Software development costs, net	4,735,981	4,606,981
Goodwill	21,238,450	20,842,508
Total non-current assets	25,974,431	25,449,489
Total assets	$31,446,130	$33,452,336
Liabilities and Stockholders' Equity:
Liabilities:
Bank loan-revolving credit line	$2,725,546	$2,933,396
Loans payable - current portion	669,693	669,693
Factoring liability	1,566,887	1,511,678
Convertible notes	192,897	192,897
Promissory notes	2,500,849	2,499,662
Loans payable - related parties	123,650	123,650
Accounts payable	1,441,596	1,314,772
Accrued liabilities	4,283,045	4,228,337
Accrued compensation and benefits	1,306,906	919,825
Accrued interest payable	1,486,041	1,347,787
Excise tax payable	1,167,173	1,167,173
Total current liabilities	17,464,283	16,908,870
Loans payable - non-current portion	300,000	300,000
Total non-current liabilities	300,000	300,000
Total liabilities	17,764,283	17,208,870
Stockholders' Equity:
Preferred stock ($0.0001 par value, 20,000,000 shares authorized)
Series A convertible preferred stock ($0.0001 par value, 110,000 shares designated, 0 and 0 issued and outstanding, respectively)	—	—
Series B convertible preferred stock ($0.0001 par value, 3,000 shares designated, 0 and 1 issued and outstanding, respectively)	—	—
Series C convertible preferred stock ($0.0001 par value, 5,000 shares designated, 2,547 and 4,851 issued and outstanding, respectively)	—	—
Series D convertible preferred stock ($0.0001 par value, 6,666,700 shares designated, 150,000 and 150,000 issued and outstanding, respectively)	15	15
Series E convertible preferred stock ($0.0001 par value, 100 shares designated, 51 and 51 issued and outstanding, respectively)	—	—
Series F convertible preferred stock ($0.0001 par value, 10,000 shares designated, 0 and 0 issued and outstanding, respectively)	—	—
Series G convertible preferred stock ($0.0001 par value, 10,000 shares designated, 143 and 143 issued and outstanding, respectively)	—	—
Common stock ($0.0001 par value, 300,000,000 shares authorized, 5,510,021 and 3,642,501 shares issued and outstanding, respectively)	551	364
Additional paid in capital	46,979,742	46,979,762
Accumulated deficit	(29,007,543)	(26,879,081)
Total stockholders' equity attributable to Cycurion	17,972,765	20,101,060
Deficit attributable to noncontrolling interests	(4,290,918)	(3,857,594)
Total stockholders' equity	13,681,847	16,243,466
Total liabilities and stockholders’ equity	$31,446,130	$33,452,336

CYCURION, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)

	For the Three Months Ended March 31,
	2026	2025
Revenue	$3,268,620	$3,870,050
Cost of revenue	2,580,262	3,192,287
Gross profit	688,358	677,763
Operating expenses:
Selling, general and administrative expenses	2,743,695	337,374
Stock compensation expenses	315,833	—
Business combination expenses	—	10,437,894
Total operating expenses	3,059,528	10,775,268
Operating loss	(2,371,170)	(10,097,505)
Other income/(expenses):
Interest income	14,236	—
Interest expense	(204,852)	(178,890)
Gain on debt settlement, net	—	141,653
Other expense, net	—	(113,744)
Other expenses, net	(190,616)	(150,981)
Loss before income taxes	(2,561,786)	(10,248,486)
Provision for income tax	—	—
Net loss	(2,561,786)	(10,248,486)
Less: Net loss attributable to non-controlling interest	433,324	—
Net loss attributable to Cycurion	$(2,128,462)	$(10,248,486)

Comprehensive loss	$(2,128,462)	$(10,248,486)

Loss per share:
Basic	$(0.47)	$(15.57)
Diluted	$(0.47)	$(7.40)
Weighted average shares outstanding:
Basic	4,561,976	658,218
Diluted	4,561,976	1,383,507

CYCURION, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(2,561,786)	$(10,248,486)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	315,833	—
Stock-based compensation - business combination related	—	9,250,000
Amortization of debt discount	1,187	64,850
Depreciation of property and equipment	—	1,709
Amortization of software development costs	—	8,333
Gain on debt settlement, net	—	(141,653)
Finance expense	—	100,000
Changes in assets and liabilities:
Accounts receivable, net and other receivables	(648,568)	(1,300,686)
Prepaid expenses and other current assets	(46,801)	(11,415)
Accounts payable and accrued liabilities	(184,201)	(286,114)
Accrued compensation and benefits	96,248	37,673
Accrued interest payable	138,254	(219,320)
Net cash used in operating activities	(2,889,834)	(2,745,109)
Cash flows from investing activities:
Cash acquired on business combination	—	34,983
Capitalized software development costs	(129,000)	(70,000)
Cash withdrawn from Trust Account in connection with redemption	—	1,001,216
Release of Trust Account to Company's bank account	—	833,324
Net cash (used in)/provided by investing activities	(129,000)	1,799,523
Cash flows from financing activities:
Proceeds from exercise of warrants	167	3,309,921
Redemption of common stock subject to redemption	—	(1,001,216)
Repayments of revolving line of credit	(207,850)	(9,300)
Repayment of bank borrowings	—	(5,114)
Proceeds from convertible notes payable	—	386,500
Proceeds from notes payable	—	513,200
Repayments of notes payable	—	(20,000)
Net cash (used in)/provided by financing activities	(207,683)	3,173,991
Net (decrease)/increase in cash and cash equivalents	(3,226,517)	2,228,405
Cash and cash equivalents, beginning of period	5,255,235	40,790
Cash and cash equivalents, end of period	$2,028,718	$2,269,195